EXHIBIT 10.4
                        CONFIDENTIALITY, NON-COMPETITION,
                      NO-SOLICITATION AND NO-HIRE AGREEMENT

        AGREEMENT entered into as of September 12, 1996, by and between Rayovac Corporation, a Wisconsin corporation ("Rayovac"), and Thomas F. Pyle, Jr. ("Pyle").

        WHEREAS, Rayovac is entering into a Stock Purchase and Redemption Agreement dated this date with affiliates of Thomas H. Lee Company (collectively, "THL") and all of the shareholders of Rayovac, providing for a recapitalization of Rayovac (the "Recapitalization"); and

        WHEREAS, pursuant to the Recapitalization, shares of common stock of Rayovac owned by Pyle, members of his family or trusts of which he is the grantor, constituting 89.66% of Rayovac's outstanding capital stock, are being redeemed by Rayovac or sold to THL; and

        WHEREAS, Pyle was prior to the Recapitalization, the Chairman of the Board of Directors, Chief Executive Officer and President of Rayovac; and

        WHEREAS, Pyle is entering into this Agreement as an inducement to effect the Recapitalization;

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

        1. Pyle will hold in strict confidence and, except as Rayovac may authorize or direct, not disclose to any person or use (except in the performance of any services under the Consulting Agreement between the parties dated this date) any confidential information or materials received by Pyle from Rayovac and any confidential information or materials of other parties. For purposes of this Section 1, confidential information or materials shall include existing and potential customer information, existing and potential supplier information, product information, design and construction information, pricing and profitability information, financial information, sales and marketing strategies and techniques and



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business ideas or practices. The restriction on Pyle's use or disclosure of the confidential information or materials shall remain in force until such information is of general knowledge in the industry through no fault of Pyle or any agent of Pyle. Pyle also agrees to return to Rayovac promptly upon its request any Rayovac information or materials in Pyle's possession or under Pyle's control, except that Pyle may retain such information or documents provided to Pyle under the Shareholders Agreement dated this date being entered into in connection with the Recapitalization.

        2. During the Non-Competition Period (as defined below), Pyle will not, directly, or indirectly, in any capacity, either separately, jointly or in association with others, as an officer, director, consultant, agent, employee, owner, principal, partner or stockholder of any business, or in any other capacity, engage or have a financial interest in any business which is involved in the design, manufacturing, marketing or sale of batteries or battery operated lighting devices (the "Products"). Notwithstanding the foregoing, the restrictions set forth in this Section 2 shall not apply to (i) the ownership of not more than 5% of the outstanding securities of any class listed on an exchange or the Nasdaq Stock Market, (ii) any business involved in the marketing or sale of batteries at the distribution level in which the Products are not a principal product distributed by the business or (iii) any business involved in the marketing or sale of Products at the retail level. The "Non-Competition Period" is the period commencing on the date hereof and ending five (5) years from the date hereof.

        3. Without limiting the generality of Section 2, Pyle further agrees that during the Non-Competition Period, he will not, directly or indirectly, in any capacity, either separately, jointly or in association with others, solicit or otherwise contact any of Rayovac's customers or prospects, as shown by Rayovac's records, that were such customers or prospects at any time during the Non-Competition Period if such solicitation or contact is for the general purpose of selling products that satisfy the same general needs as any products that Rayovac had available for sale to its customers or prospects on or prior to the date hereof, excepting only contacts for businesses excepted in Section 2 above.


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        4. During the Non-Solicitation Period (as defined below), Pyle shall not solicit the employment or services of any director level employee of Rayovac or any employee of Rayovac at the level of Vice President or above who is or was an employee of Rayovac at any time during the Non-Solicitation Period. The "Non-Solicitation Period" is the period commencing on the date hereof and ending three (3) years (with respect to employees at the level of Vice President or above) or one (1) year (with respect to director level employees) from the date hereof.

        5. During the Non-Solicitation Period, Pyle shall not hire any employee of Rayovac at the level of Vice President or above or any director level employee of Rayovac; provided, however, that the foregoing hire restrictions do not apply to (i) Glynn Rossa, (ii) Marvin Siegert, (iii) any of Pyle's relatives or (iv) any such person terminated without cause by Rayovac after the date hereof.

        6. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law and consistent with this Agreement.

        7. For purposes of this Agreement, "Rayovac" refers to Rayovac and any incorporated or unincorporated affiliates of Rayovac.

        8. Pyle expressly agrees that breach of any provision of this Agreement would result in irreparable injuries to Rayovac, that the remedy at law for any such breach will be inadequate and that upon breach of this Agreement, Rayovac, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to Rayovac.



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        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   RAYOVAC CORPORATION



                                   By    /s/ Warren C. Smith, Jr.
                                        -------------------------------
                                   Name:  Warren C. Smith, Jr.
                                   Title: Director


                                        /s/ Thomas F. Pyle, Jr.
                                        -------------------------------
                                          Thomas F. Pyle, Jr.


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